Exhibit 23.2





                      CONSENT OF INDEPENDENT ACCOUNTANTS



We consent to the incorporation by reference in this registration statement of Bangor Hydro-Electric Company on Form S-3 of our reports dated February 17, 1994 on our audits of the consolidated financial statements and financial statement schedules of Bangor Hydro-Electric Company as of December 31, 1993 and 1992, and for the years ended December 31, 1993, 1992 and 1991, which reports are included in the Company's Current Report on Form 8-K dated March 2, 1994. We also consent to the reference to our firm under the caption "Exports".


                                /s/ COOPERS & LYBRAND




Portland, Maine
March 2, 1994